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                                                                    EXHIBIT 10.9

                          LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of September 25, 2000, by and between iManage, Inc. (the "Borrower") and Silicon Valley Bank ("Bank").

DESCRIPTION OF EXISTING INDEBTEDNESS:   Among other indebtedness which may be
owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated March 31, 1999, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Revolving Commitment in the original principal amount of Five Million Dollars ($5,000,000). The Loan Agreement has been modified pursuant to a Loan Modification Agreement dated March 29, 2000, pursuant to which, among other things, the principal amount of the Revolving Commitment was amended to Three Million Dollars ($3,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents."

3.   DESCRIPTION OF CHANGE IN TERMS

     A.   Modification(s) to Loan Agreement.

          1. The following terms as stated in Section 1.1 entitled "Definitions" are hereby amended to read as follows:

               "Cash Management Sublimit" means $4,000,000.

               "Revolving Commitment" means a credit extension of up to $4,000,000.

          2.        Section 2.1.1(a) is hereby amended to read as follows:

               Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Revolving loans to Borrower in an aggregate outstanding amount not to exceed: (i) the lesser of (a) the Revolving Commitment minus the Cash Management Sublimit or (b) the Borrowing Base, minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and minus (iii) the Foreign Exchange Reserve. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1 may be repaid and reborrowed at any time during the term of this Agreement.

          3. The first sentence under Section 2.1.3(a) entitled "Letters of Credit" is hereby amended to read as follows:

               Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued Letters of Credit for the account of Borrower in an aggregate outstanding face amount not to exceed (i) the lesser of (a) the Revolving Commitment minus the Cash Management Sublimit or (b) the Borrowing Base,
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               minus (ii) the amount of all outstanding Revolving Loans and the
               Foreign Exchange Reserve, provided that the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) shall not in any case exceed $4,000,000.

          4.        The Contract Limit and the Settlement Limit defined in
               Section 2.1.4 entitled "Foreign Exchange Contract; Foreign Exchange Settlements" are hereby amended to each mean $4,000,000.

          5. Section 2.2 entitled "Overadvances" is hereby amended to read as follows:

               If, at any time or for any reason, the amount of Obligations owed by Borrower to Bank pursuant to Section 2.1.1, 2.1.3 and 2.1.4 of this Agreement is greater than the lesser of (i) the Revolving Commitment minus the Cash Management Sublimit or (i) the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

6. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                    BANK:

IMANAGE, INC.                                SILICON VALLEY BANK

By: /s/ MARK A. CULHANE                      By: /s/ RICK TU
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Name: Mark A. Culhane                        Name: Rick Tu
Title: CFO                                   Title: Associate